The GDL Fund

EX-99.(c)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated March 1, 2023, with respect to the financial statements and financial highlights of The GDL Fund included in this Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2022, into the Registration Statement (Form N-2, File No. 333-250213) filed with the Securities and Exchange Commission..

/s/ Ernst & Young LLP

New York, New York
March 9, 2023